Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228019 on Form S-8 of Ameren Corporation of our report dated June 26, 2023, except for supplemental Schedule G, Part III - Schedule of Nonexempt Transactions, as to which the date is October 20, 2023, appearing in this Annual Report on Form 11-K/A of the Ameren Corporation Savings Investment Plan for the year ended December 31, 2022.

/s/ Crowe LLP

Crowe LLP

Oak Brook, Illinois

October 20, 2023